UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2009

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

In the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 (the “Third Quarter 10-Q”), the Company stated that while it believed it had satisfied the conditions necessary to receive the remaining $1,000,000 Non-Sales Milestone payment during the fourth quarter of 2008 pursuant to its exclusive distribution and supply agreement with Dr. Reddy’s Laboratories, Inc. (“DRL”) for the commercialization of EpiCeram® in the United States, DRL did not believe the conditions had been met.   The Company further stated that it was in discussions with DRL to resolve the issue.  On January 26, 2009, the Company and DRL agreed that based on subsequent actions taken by the Company, the conditions for receiving the milestone payment had been met.  Accordingly, the Company expects to receive the milestone payment by mid-February in accordance with the terms of the distribution and supply agreement.

Based on the anticipated receipt of the milestone payment, the Company updates the guidance previously provided in the Third Quarter 10-Q regarding its liquidity and capital resources.  The Company now expects that existing cash on hand, in combination with projected operating cash flows, should be sufficient to fund the Company’s planned activities and current contractual obligations through the early part of the third quarter of 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	January 30, 2009	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer